                                                                     EXHIBIT 4.4
                           [FORM OF FACE OF SECURITY]

                              EMERSON ELECTRIC CO.



                                MEDIUM-TERM NOTE

                           [GLOBAL] FLOATING RATE NOTE

[REGISTERED                                                   [PRINCIPAL AMOUNT]

NO. FLR]                                                      CUSIP:

Unless and until this Note is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by The Depository Trust Company, a New York corporation ("DTC" or the "Depositary"), to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor Depositary or a nominee of any successor Depositary. Unless this certificate is presented by an authorized representative of DTC to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

======================================== ====================================== ======================================

BASE RATE:                               ORIGINAL ISSUE DATE:                   ORIGINAL MATURITY DATE:


                                                                                FINAL MATURITY DATE:
---------------------------------------- -------------------------------------- --------------------------------------

INDEX MATURITY:                          INTEREST ACCRUAL DATE:                 INTEREST PAYMENT DATE(S):
---------------------------------------- -------------------------------------- --------------------------------------

SPREAD (PLUS OR MINUS):                  INITIAL INTEREST RATE:                 INTEREST PAYMENT PERIOD:
---------------------------------------- -------------------------------------- --------------------------------------

SPREAD MULTIPLIER:                       INITIAL INTEREST RESET                 INTEREST RESET PERIOD:


                                         DATE:
---------------------------------------- -------------------------------------- --------------------------------------

REPORTING SERVICE:                       MAXIMUM INTEREST RATE:                 INTEREST RESET DATE(S):
---------------------------------------- -------------------------------------- --------------------------------------

INDEX CURRENCY:                          MINIMUM INTEREST RATE:                 CALCULATION AGENT:
---------------------------------------- -------------------------------------- --------------------------------------

EXCHANGE RATE AGENT:                     INITIAL REDEMPTION DATE:               SPECIFIED CURRENCY:
---------------------------------------- -------------------------------------- --------------------------------------

                                         INITIAL REDEMPTION PERCENTAGE:
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
                                         ANNUAL REDEMPTION                      DESIGNATED CMT TELERATE PAGE:


                                         PERCENTAGE REDUCTION:
---------------------------------------- -------------------------------------- --------------------------------------

                                         OPTIONAL REPAYMENT                     DESIGNATED CMT MATURITY


                                         DATE(S):                               INDEX:
---------------------------------------- -------------------------------------- --------------------------------------

OTHER PROVISIONS:                        REDEMPTION NOTICE PERIOD:
======================================== ====================================== ======================================


         EMERSON ELECTRIC CO., a Missouri corporation (together with its successors and assigns, the "ISSUER"), for value received, hereby promises to
pay to [Cede & Co.], or registered assignees, the principal sum of        on the
Original Maturity Date specified above (except to the extent redeemed or repaid prior to the Original Maturity Date) or, if the maturity hereof is extended in accordance with the procedures set forth below to an Extended Maturity Date, as defined below, on such Extended Maturity Date (except to the extent previously redeemed or repaid) (Original Maturity Date and Extended Maturity Date both a "MATURITY DATE") and to pay interest thereon from and including the Interest Accrual Date specified above at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above, and thereafter at a rate per annum determined in accordance with the provisions specified on the reverse hereof until the principal hereof is paid or duly made available for payment. The Issuer will pay interest in arrears weekly, monthly, quarterly, semiannually or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Interest Accrual Date specified above, and on the Maturity Date (or any redemption or repayment date); provided, however, that if the Interest Accrual Date is less than fifteen calendar days before an Interest Payment Date interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the holder of record of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if an Interest Payment Date (other than the Maturity Date or redemption or repayment date) would fall on a day that is not a Business Day, as defined on the reverse hereof, such Interest Payment Date shall be the following day that is a Business Day, and no interest on such payment will accrue for the period from and after the Interest Payment Date, except that if the Base Rate specified above is LIBOR or EURIBOR and such next Business Day falls in the next calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day; and provided, further, that if the Maturity Date or redemption or repayment date would fall on a day that is not a Business Day, such payment shall be made on the following day that is a Business Day and no interest shall accrue for the period from and after such Maturity Date or redemption or repayment date.


         Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day) (each such date a "RECORD DATE"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable.

         Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in such Specified Currency other than U.S. dollars and/or is to be paid in whole or in part in a Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. Notwithstanding the foregoing, (a) the Depositary, as holder of Book-Entry Notes, will be entitled to receive payment of interest by wire transfer of immediately available funds and (b) a holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of certificated Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

         If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if the holder is eligible to receive payments by wire transfer and if appropriate wire transfer instructions have been received by the Paying Agent in writing [not less than 15 calendar days prior to the applicable payment date] (1/) [, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be] (2/) provided that, if payment of interest, principal or any premium with regard to this Note is payable in euros, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received or if such holder is not eligible to receive payment by wire transfer, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment




----------------------------
(1/)       Applies for a Registered Note that is not in global form.
-
(2/)       Applies only for Registered Global Security.
-

date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

         If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date, for payments of interest, or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, for payments of principal or premium, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

         If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

         Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate (defined on the reverse hereof) on the second Business Day immediately preceding the payment date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency. Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "EXCHANGE DEALERS") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

         The "EXCHANGE RATE AGENT" shall be The Bank of New York, unless otherwise indicated on the face hereof.

         All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, Emerson Electric Co. has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

                                          EMERSON ELECTRIC CO.
[SEAL]

                                          By:________________________________


                                          By:________________________________



                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

This is one of the Securities described in the within-mentioned Indenture.

Dated:                                     THE BANK OF NEW YORK,
                                           AS TRUSTEE


                                           By:_______________________________
                                                    Authorized Signatory

                          [FORM OF REVERSE OF SECURITY]

         This Note is one of a duly authorized issue of Medium-Term Notes of the Issuer having maturities nine months or more from the date of issue (the "Notes") [of the series hereinafter specified]. The Notes are issued under and pursuant to an indenture dated as of December 10, 1998 (the "Indenture"), duly executed and delivered by the Issuer to The Bank of New York, as Trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), and may otherwise vary as provided in the Indenture. This Note is [one of a series] designated as the [Notes] due [maturity date] of the Issuer, limited in aggregate principal amount to $ . The Issuer has appointed The Bank of New York at its corporate trust office in The City of New York as the paying agent (the "PAYING AGENT," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes.

         Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

         If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "ANNUAL REDEMPTION PERCENTAGE REDUCTION," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Except as otherwise provided herein, notice of redemption shall be mailed, by first class mail, postage prepaid, to each holder of the Notes designated for redemption at their addresses as the same shall appear upon the books maintained by the Paying Agent not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof, but in any event, the principal amount of the Note remaining outstanding after redemption must be an Authorized Denomination (as defined herein).

         If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum Authorized Denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid (unless this Note was issued with original issue discount, in which case the amount payable will otherwise be provided for), together with interest accrued and unpaid hereon to the date of repayment. Except as otherwise provided herein, for this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 30 but not more than 60 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the third Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, however, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such third Business Day. Except as otherwise provided herein, exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, the principal amount remaining after repayment must be an Authorized Denomination and a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

         If so indicated on the face of this Note, this note is a Renewable Note that will bear interest at the interest rate specified in this Note. This Renewable Note will mature on the "Initial Maturity Date" specified on the face hereof which will also be an Interest Payment Date, unless the Issuer extends the maturity of all or any portion of the principal amount in accordance with the procedures described below, which will apply unless we specify otherwise herein.

         On specified "Election Dates," which will be the May 15 and November 15 Interest Payment Dates in each year, unless otherwise specified herein, the Issuer will extend the maturity of the Renewable Notes to the Interest Payment Date occurring twelve months after such Election Date. However, the Issuer will not so extend the maturity date if the holder thereof elects to terminate the automatic extension of the maturity of the Renewable Notes or of any portion of the Notes in the amount of an Authorized Denomination. To terminate the automatic extension, a holder must deliver a notice to such effect to the Paying Agent not less than nor more than a number of days prior to such Election Date, as specified herein. A holder may exercise this option with respect to less than the entire principal amount of the Renewable Notes; provided that the remaining principal amount is at least in the amount of an Authorized Denomination.

         Notwithstanding the foregoing, the Issuer may not extend the maturity of the Renewable Notes beyond the "Final Maturity Date," as specified herein. If the holder elects to terminate the automatic extension of the maturity of any portion of the principal amount of the Renewable Notes and does not revoke this election, such portion will become due and payable on the Interest Payment Date falling six months (unless another period is specified herein) after the

Election Date prior to which the holder made such election. To revoke an election to terminate the automatic extension of maturity as to any portion of the Renewable Notes having a principal amount in an Authorized Denomination a holder must deliver a notice to such effect to the Paying Agent on any day following the effective date of the election to terminate the automatic extension of maturity and prior to the date 15 days before the date on which such portion would otherwise mature. A holder may make such a revocation for less than the entire principal amount of the Renewable Notes for which the automatic extension of maturity has been terminated; provided that the principal amount of the Renewable Notes for which the automatic extension of maturity has been terminated and for which such a revocation has not been made is at least in the amount of an Authorized Denomination. Notwithstanding the foregoing, a holder may not make a revocation during the period from and including a Record Date to but excluding the immediately succeeding Interest Payment Date.

         An election to terminate the automatic extension of the maturity of the Renewable Notes, if not revoked as described above by the holder making the election or any subsequent holder, will be binding upon such subsequent holder.

         The Issuer may redeem the Renewable Notes in whole or in part at its option on the Interest Payment Dates in each year specified herein, commencing with the Interest Payment Date specified herein, at a redemption price as stated herein, together with accrued and unpaid interest to the date of redemption. Notwithstanding anything to the contrary herein, notice of redemption will be provided by mailing a notice of such redemption to each holder by first class mail, postage prepaid, at least 180 days prior to the date fixed for redemption.

         If so indicated on the face of this Note, the Issuer has the option to extend the Original Maturity Date hereof for one or more periods of one or more whole years (each an "EXTENSION PERIOD") up to but not beyond the Final Maturity Date specified on the face hereof and in connection therewith to establish a new interest rate (calculated with reference to a Base Rate and the Spread and/or Spread Multiplier, if any) and new redemption provisions for the Extension Period.

         The Issuer may exercise such option by notifying the Paying Agent of such exercise at least 45 but not more than 60 days prior to the Original Maturity Date or, if the maturity hereof has already been extended, prior to the maturity date then in effect (an "EXTENDED MATURITY DATE"), such notice to be accompanied by the form of the Extension Notice referred to below. No later than 38 days prior to the Original Maturity Date or an Extended Maturity Date, as the case may be (each, a "MATURITY DATE"), the Paying Agent will mail to the holder hereof a notice (the "EXTENSION NOTICE") relating to such Extension Period, by first class mail, postage prepaid, setting forth (a) the election of the Issuer to extend the maturity of this Note; (b) the new Extended Maturity Date; (c) the interest rate applicable to the Extension Period (calculated with reference to a Base Rate and the Spread and/or Spread Multiplier, if any); and (d) the provisions, if any, for redemption during the Extension Period, including the date or dates on which, the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the Paying Agent of an Extension Notice to the holder of this Note, the maturity hereof shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms it had prior to the mailing of such Extension Notice.

         Notwithstanding the foregoing, not later than 10:00 A.M., New York City time, on the twentieth calendar day prior to the Maturity Date in effect immediately preceding the mailing of the applicable Extension Notice (or if such day is not a Business Day, not later than 10:00 A.M., New York City time, on the immediately succeeding Business Day), the Issuer may, at its option, revoke the interest rate provided for in such Extension Notice and establish a higher interest rate (or a higher Spread and/or Spread Multiplier), if any, for the Extension Period by causing the Paying Agent to send notice of such higher interest rate (or a higher Spread and/or Spread Multiplier), if any, to the holder of this Note by first class mail, postage prepaid, or by such other means as shall be agreed between the Issuer and the Paying Agent. Such notice shall be irrevocable. All Notes with respect to which the Maturity Date is extended in accordance with an Extension Notice will bear such higher interest rate (or such higher Spread and/or Spread Multiplier) if any, for the Extension Period, whether or not tendered for repayment.

         If the Issuer elects to extend the maturity hereof, the holder of this Note will have the option to require the Issuer to repay this Note on the Maturity Date in effect immediately preceding the mailing of the applicable Extension Notice at a price equal to the principal amount hereof plus any accrued and unpaid interest to such date. In order for this Note to be so repaid on such Maturity Date, the holder hereof must follow the procedures set forth above for optional repayment, except that the period for delivery of this Note or notification to the Paying Agent shall be at least 25 but not more than 35 days prior to the Maturity Date in effect immediately preceding the mailing of the applicable Extension Notice and except that if the holder hereof has tendered this Note for repayment pursuant to this paragraph he may, by written notice to the Paying Agent, revoke any such tender for repayment until 3:00 P.M., New York City time, on the twentieth calendar day prior to the Maturity Date then in effect (or, if such day is not a Business Day, until 3:00 P.M., New York City time, on the immediately succeeding Business Day).

         If the face of this Note so indicates, the Issuer will have a conditional right to shorten maturity as described in this paragraph. Upon the occurrence of a Tax Event (defined below), the Issuer shall have the right to shorten the maturity of the Notes without the consent of the Holders of the Notes. The Issuer may shorten the maturity to the minimum extent required, in the opinion of nationally recognized tax counsel, to allow the Issuer to deduct interest paid by the Issuer on the Notes for United States federal income tax purposes. If the Issuer cannot obtain an opinion as to such a minimum period, the minimum extent so required to maintain its interest deduction (to the extent interest is deductible under current law) will be determined in good faith by the Finance Committee of the Issuer's Board of Directors, after receipt of an opinion of such counsel regarding the applicable legal standards. If the Issuer exercises this right to shorten the maturity of the Notes, the amount payable on the new maturity date will be equal to 100% of the principal amount of the Notes plus interest accrued on the Notes to the new maturity date. If the Issuer elects to exercise its right to shorten the maturity of the Notes upon the occurrence of a Tax Event, the Issuer shall mail a notice to each Holder of Notes by first-class mail not more than 60 days after the occurrence of the Tax Event, stating the new maturity date of the Notes. This notice shall be effective immediately upon mailing.

         "Tax Event" means that the Issuer shall have received an opinion of nationally recognized tax counsel to the effect that as a result of (a) any amendment to, clarification of, or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation, or (c) any amendment to, clarification of, or change in any official position with respect to, or any interpretation of, an administrative or judicial action described above or a law or regulation of the United States that differs from the then generally accepted position or interpretation, that occurs on or after the date of issuance of the Notes there is more than an insubstantial increase in the risk that any portion of the interest paid by the Issuer on the Notes is not, or will not be within 90 days of the opinion, fully deductible by the Issuer for United States federal income tax purposes.

         This Note will bear interest at the rate determined in accordance with the applicable provisions below by reference to the Base Rate shown on the face hereof based on the Index Maturity, if any, shown on the face hereof (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any, specified on the face hereof. Commencing with the Initial Interest Reset Date specified on the face hereof, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified on the face hereof (as used herein, the term "INTEREST RESET DATE" shall include the Initial Interest Reset Date). The determination of the rate of interest at which this Note will be reset on any Interest Reset Date shall be made by the Calculation Agent using the applicable rate as of the Interest Determination Date (as defined below) pertaining to such Interest Reset Dates. The Interest Reset Dates will be the Interest Reset Dates specified on the face hereof; provided, however, that (a) the interest rate in effect for the period from the Interest Accrual Date to the Initial Interest Reset Date will be the Initial Interest Rate and (b) unless otherwise specified on the face hereof, the interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be that in effect on the tenth calendar day preceding such maturity, redemption or repayment date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if the Base Rate specified on the face hereof is LIBOR or EURIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

         Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law or other applicable state law, as the same may be modified by United States Federal law of general application.

         At the request of the holder hereof, the Calculation Agent will provide to the holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as of the next Interest Reset Date. Unless otherwise specified on the face hereof, the Calculation Agent will be The Bank of New York.

         Unless otherwise indicated on the face hereof, interest payments on this Note shall be the amount of interest accrued from and including the Interest Accrual Date or from and including the last date to which interest has been paid or duly provided for to, but excluding the Interest

Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Accrued interest hereon shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which interest is being paid. The interest factor for each such date shall be computed by dividing the interest rate applicable to such day (i) by 360 if the Base Rate is CD Rate, Commercial Paper Rate, EURIBOR, Federal Funds Rate, Prime Rate or LIBOR (except if the Index Currency is pounds sterling); (ii) by 365 if the Base Rate is LIBOR and the Index Currency is pounds sterling; or (iii) by the actual number of days in the year if the Base Rate is the Treasury Rate or the CMT Rate. All percentages resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point (.0000001), with five one millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on this Note will be rounded to the nearest minimum unit of such currency (e.g., nearest cent), with one half of such unit (e.g., one-half cent) rounded upward. The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate). However, the interest rate in effect for the ten calendar days immediately prior to maturity, redemption, or repayment will be that in effect on the tenth calendar day preceding such maturity, redemption, or repayment date.

         "BUSINESS DAY" means any day, other than a Saturday or Sunday that is not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York, New York, or St. Louis, Missouri, and, with respect to Notes denominated in a Specified Currency other than U.S. dollars, is (a) not a day on which banking institutions are authorized or required by law or regulation to close in the financial center of the country issuing the Specified Currency (or, in the case of the lawful currency of the member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union (the "EURO"), the day is also not a TARGET Settlement Day (defined below)) and (b) a day on which banking institutions in such financial center are carrying out transactions in such Specified Currency, and (c) with respect to LIBOR Notes, a London Banking Day. Unless otherwise specified on the face hereof, "LONDON BANKING DAY" means any day (i) if the Index Currency is other than the euro, on which dealings in deposits in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is the euro, any day on which the Trans European Automated Real Time Gross Settlement Express Transfer (TARGET) System is open ("TARGET SETTLEMENT DAY").

         The "INTEREST DETERMINATION DATE" for any Interest Reset Date means the day the Calculation Agent will refer to when determining the new interest rate at which a Floating Interest Rate will reset. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the CD Rate, Commercial Paper Rate, Federal Funds Rate, Prime Rate and CMT Rate will be the second Business Day immediately preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to EURIBOR (or to LIBOR when the Index Currency is euros) shall be the second TARGET Settlement Day immediately preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to LIBOR (other than for LIBOR Notes for which the Index Currency is euros) shall be the second London Banking Day immediately preceding such Interest Reset Date, except that the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note for which the Index Currency is pounds sterling will be such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the Treasury Rate shall be the day of the week in which such Interest Reset Date falls on which Treasury bills normally would be auctioned; provided, however, that if as a result of a legal holiday an auction is held on the Friday of the week preceding such Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following the date of such auction.

         Unless otherwise specified on the face hereof, the "CALCULATION DATE" pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date (or, with respect to any principal amount to be redeemed or repaid, any redemption or repayment date), as the case may be.

         Determination of CD Rate. If the Base Rate specified on the face hereof is the "CD RATE," for any Interest Determination Date, the CD Rate with respect to this Note shall be the rate on that date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)."

         The following procedures shall be followed if the CD Rate cannot be determined as described above:

         (i) If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the CD Rate shall be the rate on that Interest Determination Date set forth in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication ("H.15 DAILY UPDATE") for the Interest Determination Date for certificates of deposit having the Index Maturity specified on the face hereof, under the caption "CDs (Secondary Market)."

         (ii) If the above rate is not yet published in either H.15(519) or the
H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent shall determine the CD Rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent (after consultation with the Issuer) for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified on the face hereof in an amount that is representative for a single transaction in that market at that time.

         (iii) If fewer than three dealers selected by the Calculation Agent are not quoting as described in (ii) above, the CD Rate shall remain the CD Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

         Determination of Commercial Paper Rate. If the Base Rate specified on the face hereof is the "COMMERCIAL PAPER RATE," for any Interest Determination Date, the Commercial Paper Rate with respect to this Note shall be the Money Market Yield (as defined herein), calculated as described below, of the rate on that date for commercial paper having the Index Maturity specified on the face hereof, as that rate is published in H.15(519), under the heading "Commercial Paper - Nonfinancial."

The following procedures shall be followed if the Commercial Paper Rate cannot be determined as described above:

         (i) If the above rate is not published by 3:00 p.m., New York City time, on the Calculation Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on that Interest Determination Date for commercial paper of the Index Maturity specified on the face hereof as published in the
H.15 Daily Update under the heading "COMMERCIAL PAPER - NONFINANCIAL."

         (ii) If by 3:00 p.m., New York City time, on that Calculation Date the rate is not yet published in either H.15(519) or the H.15 Daily Update or another recognized electronic source, then the Calculation Agent shall determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent (after consultation with the Issuer) for commercial paper of the Index Maturity specified on the face hereof, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency.

         (iii) If the dealers selected by the Calculation Agent are not quoting as mentioned above, the Commercial Paper Rate for that Interest Determination Date shall remain the Commercial Paper Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.


The "MONEY MARKET YIELD" shall be a yield calculated in accordance with the following formula:



              Money Market Yield =       D x 360      x 100
                                     ---------------
                                        360(D x M)
where "D" refers to the applicable annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

         Determination of EURIBOR Notes. If the Base Rate specified on the face hereof is "EURIBOR," for any Interest Determination Date, EURIBOR with respect to this Note shall be the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI - The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the Index Maturity specified on the face hereof as that rate appears on the display on Moneyline Telerate, Inc., or any successor service, on page 248 or any other page as may replace page 248 on that service ("TELERATE PAGE 248") as of 11:00 a.m. (Brussels time).

         The following procedures shall be followed if the rate cannot be determined as described above:

         (i) If the above rate does not appear on Telerate Page 248 by 11:00 a.m. (Brussels time), the Calculation Agent shall request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the Calculation Agent (after consultation with the Issuer) to provide the Calculation Agent with its offered rate for deposits in euros, at approximately 11:00 a.m. (Brussels time) on the Interest Determination Date, to prime banks in the Euro-zone interbank market for the Index Maturity specified on the face hereof commencing on the applicable Interest Reset Date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR shall be the arithmetic mean of those quotations.

         (ii) If fewer than two quotations are provided, EURIBOR shall be the arithmetic mean of the rates quoted by four major banks in the Euro-zone, as selected by the Calculation Agent (after consultation with the Issuer) at approximately 11:00 a.m. (Brussels time), on the applicable Interest Reset Date for loans in euro to leading European banks for a period of time equivalent to the Index Maturity specified on the face hereof commencing on that Interest Reset Date in a principal amount not less than the equivalent of U.S.$1 million in euros that is representative of a single transaction in euros in that market at that time.

         (iii) If the banks so selected by the Calculation Agent are not quoting as described in (ii) above, the EURIBOR rate in effect for the applicable period shall be the same as the EURIBOR rate then in effect on the Interest Determination Date.

         "EURO-ZONE" means the region comprised of member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "TREATY").

         Determination of the Federal Funds Rates. If the Base Rate specified on the face hereof is the "FEDERAL FUNDS RATE," for any Interest Determination Date, the Federal Funds Rate with respect to this Note shall be the rate on that date for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Moneyline Telerate, Inc., or any successor service, on page 120 or any other page as may replace page 120 on that service ("TELERATE PAGE 120").

         The following procedures shall be followed if the Federal Funds Rate cannot be determined as described above:

         (i) If the above rate is not published by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate shall be the rate on that Interest Determination Date as published in the H.15 Daily Update under the heading "Federal Funds(Effective)."

         (ii) If that rate is not yet published in either H.15(519) or the H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent shall determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight federal funds by each of three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent (after consultation with the Issuer) prior to 9:00 a.m., New York City time, on that Interest Determination Date.

         (iii) If the brokers selected by the Calculation Agent are not quoting as mentioned above, the Federal Funds Rate relating to that Interest Determination Date shall remain the Federal Funds Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

         Determination of LIBOR. If the Base Rate specified on the face hereof is "LIBOR," LIBOR with respect to this Note shall be based on London interbank offered rate. The Calculation Agent shall determine "LIBOR" for each Interest Determination Date as follows:

         (i) As of the Interest Determination Date, LIBOR shall be either (a) if "LIBOR REUTERS" is specified as the Reporting Service on the face hereof, the arithmetic mean of the offered rates for deposits in the Index Currency having the Index Maturity designated on the face hereof, commencing on the second London Banking Day immediately following that Interest Determination Date, that appear on the Designated LIBOR Page, as defined below, as of 11:00 a.m., London time, on that Interest Determination Date, if at least two offered rates appear on the Designated LIBOR Page; except that if the specified Designated LIBOR Page, by its terms provides only for a single rate, that single rate shall be used; or (b) if "LIBOR TELERATE" is specified as the Reporting Service on the face hereof, the rate for deposits in the Index Currency having the Index Maturity designated on the face hereof, commencing on the second London Banking Day immediately following that Interest Determination Date or, if pounds sterling is the Index Currency, commencing on that Interest Determination Date, that appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on that Interest Determination Date.

         (ii) If (a) fewer than two offered rates appear and LIBOR Reuters is specified on the face hereof, or (b) no rate appears and the face hereof specifies either (x) LIBOR Telerate or (y) LIBOR Reuters and the Designated LIBOR Page by its terms provides only for a single rate, then the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Issuer) to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following the Interest Determination Date or, if pounds sterling is the Index Currency, commencing on that Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative of a single transaction in that Index Currency in that market at that time.

         (iii) If at least two quotations are provided, LIBOR determined on that Interest Determination Date shall be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR shall be determined for the Interest Determination Date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified on the face hereof, in the applicable principal financial center for the country of the Index Currency on that Interest Determination Date, by three major banks in that principal financial center selected by the Calculation Agent (after consultation with the Issuer) for loans in the Index Currency to leading European banks, having the Index Maturity specified on the face hereof and in a principal amount that is representative of a single transaction in that Index Currency in that market at that time.

         (iv) If the banks so selected by the Calculation Agent are not quoting as described in (iii) above, LIBOR in effect for the applicable period shall be the same as the LIBOR rate then in effect on that Interest Determination Date.

         The "INDEX CURRENCY" means the currency specified on the face hereof as the currency for which LIBOR shall be calculated, or, if the euro is substituted for that currency, the Index Currency shall be the euro. If that currency is not specified on the face hereof, the Index Currency shall be U.S. dollars.

         "DESIGNATED LIBOR PAGE" means either: (a) if LIBOR Reuters is designated as the Reporting Service on the face hereof, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency or its designated successor, or (b) if LIBOR Telerate is designated as the Reporting Service on the face hereof, the display on Moneyline Telerate Inc., or any successor service, on the page specified on the face hereof, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

         If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR for the applicable Index Currency shall be determined as if LIBOR Telerate were specified, and, if the U.S. dollar is the Index Currency, as if Page 3750 had been specified.

         Determination of Prime Rate. If the Base Rate specified on the face hereof is "PRIME RATE," for any Interest Determination Date, the Prime Rate with respect to this Note shall be the rate on that date as published in H.15(519) under the heading "Bank Prime Loan."

         The following procedures shall be followed if the Prime Rate cannot be determined as described above:

     - If the rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date, then the Prime Rate will be the rate on such Prime Interest Determination Date as published in H.15 Daily Update opposite the caption "Bank Prime Loan."

     - If the rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date, in either H.15(519) or H.15 Daily Update or another recognized electronic source then the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US Prime 1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for that Prime Interest Determination Date.

     - If fewer than four such rates but more than one such rate appear on the Reuters Screen US Prime 1 Page for the Prime Interest Determination Date, the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Interest Determination Date by at least two major money center banks in New York City selected by the Calculation Agent (after consulting with Emerson).

     - If fewer than two such rates appear on the Reuters Screen US Prime 1 Page, the Calculation Agent will determine the Prime Rate on the basis of the rates furnished in New York City by three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent (after consulting with Emerson) to provide such rate or rates.

     - If the banks selected are not quoting as mentioned above, the Prime Rate will remain the Prime Rate in effect on such Prime Interest Determination Date.

         "Reuters Screen US Prime 1 Page" means the display designated as page "US Prime 1" on the Reuters Monitor Money Rates Service (or such other page as may replace the US Prime 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

         Determination of Treasury Rate. If the Base Rate specified on the face hereof is "TREASURY RATE," the Treasury Rate with respect to this Note shall be

         (i) the rate from the auction held on the applicable Interest Determination Date (the "AUCTION") of direct obligations of the United States ("TREASURY BILLS") having the Index Maturity specified on the face hereof as that rate appears under the caption "INVESTMENT RATE" on the display on Moneyline Telerate, Inc., or any successor service, on page 56 or any other page as may replace page 56 on that service ( "TELERATE PAGE 56") or page 57 or any other page as may replace page 57 on that service ( "TELERATE PAGE 57"); or

         (ii) if the rate described in (i) above is not published in the H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High;" or

         (iii) if the rate described in (ii) above is not published by 3:00 p.m., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the Auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury; or

         (iv) in the event that the rate described in (iii) above is not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified on the face hereof published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market;" or

         (v) if the rate described in (iv) above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market;" or

         (vi) if the rate described in (v) above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers, which may include the agent or its affiliates, selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; or

         (vii) if the dealers selected by the Calculation Agent are not quoting as described in (vi), the Treasury Rate will remain the Treasury Rate then in effect on that Interest Determination Date.

         The "Bond Equivalent Yield" means a yield calculated in accordance with the following formula:

            Bond Equivalent Yield=                           x 100)
                                            D x N
                                    ----------------------
                                        360 - (D x M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

         Determination of CMT Rate. If the Base Rate specified on the face hereof is the "CMT RATE," for any Interest Determination Date, the CMT Rate with respect to this Note shall be the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...

Treasury Constant Maturities ... Federal Reserve Board Release H.15... Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index, as defined below, for:

         (1) the rate on that Interest Determination Date, if the Designated CMT Telerate Page is 7051; and

         (2) the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs, if the Designated CMT Telerate Page is 7052.

         The following procedures shall be followed if the Designated CMT Telerate Page is 7051 and the CMT Rate cannot be determined as described above:

         (i) If that rate is no longer displayed on 7051, then the CMT Rate shall be a percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity for such Interest Determination Date as published in the relevant H.15(519) under the caption "Treasury Constant Maturities."

         (ii) If the rate described in (i) is no longer published, then the CMT Rate shall be the Treasury Constant Maturity Rate for the Designated CMT Maturity Index for the Interest Determination Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly published in the relevant H.15(519).

         (iii) If the Federal Reserve Board or the United States Department of the Treasury does not publish a yield on United States Treasury securities at "constant maturity" having the Index Maturity on such Interest Determination Date, then the CMT Rate shall be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market bid side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date, reported by three leading primary United States government securities dealers ("REFERENCE DEALERS") in The City of New York selected by the Calculation Agent as described in the following sentence. The Calculation Agent shall select five reference dealers (after consultation with the Issuer) and shall eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the United States Treasury securities with an original maturity equal to the Index Maturity, a remaining term to maturity no more than one year shorter than the Index Maturity and is a principal amount that is representative for a single transaction in such securities in such market at such time.

         (iv) If the Calculation Agent cannot obtain three such quotations as described in (iii) above, the CMT Rate shall be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market bid side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date of three Reference Dealers in The City of New York, selected using the same method described in (iii) above, for United States Treasury securities with an original maturity greater than the Index Maturity, a remaining term to maturity closest to the Index Maturity and in a principal amount that is representative for a single transaction in such market at such time.

         (v) If three or four (but not five) of the Reference Dealers are quoting as described in (iv) above, then the CMT Rate shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of those quotes shall be eliminated.

         (vi) If fewer than three Reference Dealers selected by the Calculation Agent are quoting as described in (iv) above, the CMT Rate shall be the CMT Rate in effect on such Interest Determination Date. If two such United States Treasury securities with an original maturity greater than the Index Maturity have remaining terms to maturity equally close to the Index Maturity, the quotes for the Treasury security with the shorter original term to maturity will be used.

         The following procedures will be used if the Designated CMT Telerate Page is 7052 and the CMT Rate cannot be determined as described above:

         (i) If such rate is no longer displayed on 7052, then the CMT Rate will be a percentage equal to the one-week or one-month, as applicable, average yield for United States Treasury securities at "constant maturity" having the Index Maturity for the week or month, as applicable, preceding such Interest Determination Date as published in the relevant H.15(519) under the caption "Treasury Constant Maturities."

         (ii) If such rate is no longer published, then the CMT Rate will be the one-week or one-month, as applicable, average yield for United States Treasury securities at "constant maturity" having the Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such Interest Determination Date falls.

         (iii) If the Federal Reserve Bank of New York does not publish a one-week or one-month, as applicable, average yield on United States Treasury securities at "constant maturity" having the Index Maturity for the applicable week or month, then the CMT Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market bid side prices as of approximately 3:30 p.m., New York City time reported by three Reference Dealers in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the United States Treasury securities with an original maturity equal to the Index Maturity, a remaining term to maturity no more than 1 year shorter than the Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time.

         (iv) If the Calculation Agent cannot obtain three such quotations, the CMT Rate will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market bid side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for United States Treasury securities with an original maturity greater than the Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time.

         (v) If three or four (but not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotes will be eliminated.

         (vi) If fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such Interest Determination Date. If two such United States Treasury securities with an original maturity greater than the Index Maturity having remaining terms to maturity equally close to the Index Maturity, the quotes for the Treasury security with the shorter original term to maturity will be used.

         "DESIGNATED CMT TELERATE PAGE" means the display on Moneyline Telerate, Inc., or any successor service, on the page designated on the face hereof or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

         "DESIGNATED CMT MATURITY INDEX" means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified on the face hereof for which the CMT Rate shall be calculated. If no maturity is specified on the face hereof, the Designated CMT Maturity Index shall be two years.

         This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

         This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, (i) if denominated in U.S. dollars, is issuable only in denominations of U.S. $1,000 and any amount in excess thereof which is an integral multiple of U.S. $1,000, and (ii) if this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "MARKET EXCHANGE RATE") on the Business Day immediately preceding the date of issuance (the "AUTHORIZED DENOMINATIONS").

         In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Note, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof or reduce the amount of the principal of an Original Issue Discount Note (as defined in the Indenture) payable upon acceleration thereof or the amount thereof provable in bankruptcy, or impair or affect the rights of any Holder to institute suit for the payment thereof, or, if the Notes provide therefor, any right of repayment or redemption at the option of the Holder, without the consent of the Holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Note affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Notes of any series, prior to any declaration accelerating the maturity of such Notes, the Holders of a majority in aggregate principal amount Outstanding of the Notes of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Notes) may on behalf of the Holders of all the Notes of such series (or all or certain series of the Notes, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Notes. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

         The Notes may be represented by one or more Global Securities (each, a "GLOBAL NOTE") deposited with the Depositary and registered in the name of the nominee of the Depositary, with certain limited exceptions. So long as DTC or any successor Depositary or its nominee is the registered Holder of a Global Note, DTC, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. Beneficial interest in the Notes will be evidenced only by, and transfer thereof will be effected only through, records maintained by DTC and its participants. Except as provided below, an owner of a beneficial interest in a Global Note will not be entitled to have Notes represented by such Global Note registered in such owner's name, will not receive or be entitled to receive physical delivery of the Notes in certificated form and will not be considered the owner or Holder thereof under the Indenture.

         No Global Note may be transferred except as a whole by the Depositary to a nominee of the Depositary. Global Notes are exchangeable for certificated Notes only if (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Notes or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Issuer fails within 90 days thereafter to appoint a successor, (y) the Issuer in its sole discretion determines that such Global Notes shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default or an event which with the giving of notice or lapse of time or both would constitute an Event of Default with respect to the Notes represented by such Global Notes. In such event, the Issuer will issue Notes in certificated form in exchange for such Global Notes. In any such instance, an owner of a beneficial interest in the Global Notes will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

         The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

         The acceptance of this Note shall be deemed to constitute the consent and agreement of the Holder hereof to all of the terms and provisions of the Indenture. Terms used herein which are defined in the Indenture but which are not otherwise defined herein shall have the respective meanings assigned thereto in the Indenture.

         THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:



         TEN COM          --       as tenants in common
         TEN ENT          --       as tenants by the entireties
         JT TEN           --       as joint tenants with right of survivorship
                                   and not as tenants in common


UNIF GIFT MIN ACT --                         Custodian
                                                      -------------------------
                           (Minor)                              (Cust)

Under Uniform Gifts to Minors Act
                                  ---------------------------------------------
                                                     (State)

Additional abbreviations may also be used though not in the above list.

                         -----------------------------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



   -----------------------------------------
   [PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF ASSIGNEE]



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.



Dated:
      --------------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

         (Please print or typewrite name and address of the undersigned)



         If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:___________________ ; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):___________________ .


Dated:



                                    -----------------------------------------
                                    NOTICE: The signature on this Option to
                                    Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.